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                                                                    EXHIBIT 99.1


                  Form of Proxy Card of DTE Energy Company


[Reverse of DTE Energy Company Proxy Card] [Logo of DTE Energy Company]

                        SPECIAL MEETING OF SHAREHOLDERS

                                     [date]
                                           -----------------
                                     [time]
                                           -----------------

                                    [place]
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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS,

PROXY     By signing on the other side, I (we) appoint      ,       and        ,
and any of them, as proxies, each with full power of substitution, acting jointly or by any of them if only one be present and acting, to vote and act with respect to all of the shares of common stock of the undersigned in DTE
Energy Company, at the Special Meeting, upon all subjects that may properly come before the meeting, including the matters described in the Joint Proxy
Statement/prospectus furnished herewith, subject to the directions indicated on the reverse side of this card or through the telephone or Internet proxy procedures and at the discretion of the proxies on any other matters that may properly come before the meeting.  If specific voting instructions are not given with respect to matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the directors' recommendations provided on the reverse side of this card and at their discretion on any matters that may properly come before the meeting.

The Board of Directors recommends a vote "FOR" the proposals listed on the reverse side of this card. The Board of Directors knows of no other matters that are to be presented at the meeting.

Please sign on the reverse side of this card and return promptly to            ;
or if you choose, you can submit your proxy by calling 1-800-        , or
through the Internet in accordance with the instructions on the reverse side of this card.  If you do not sign and return a proxy, submit a proxy by telephone or through the Internet, or attend the meeting and vote by ballot, shares you own directly cannot be voted.

[admission ticket]
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[parking ticket]
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[ X ] Please mark your                       PROXY
      votes as in this
      example

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED "FOR" PROPOSAL 1 BELOW.

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                                            1.  To approve the issuance of shares of DTE Energy Company common stock pursuant to the Agreement and Plan of Merger, dated as of October 4, 1999 (as such agreement may be amended, supplemented or otherwise modified from time to time, the
                                                "Merger Agreement"), among DTE Energy Company, MCN Energy
                                                Group Inc. and DTE Enterprises, Inc., as more fully described in the accompanying Joint Proxy Statement/Prospectus.

                                                FOR                 AGAINST                  ABSTAIN
                                                / /                  / /                      / /
                                         --------------------------------------------------------------------
                                            2.  In their discretion on such other matters related to the foregoing proposal as may properly come before the meeting.

                                         --------------------------------------------------------------------

                                                The signature(s) below should correspond exactly with the
                                                names(s) as shown on the reverse.  Where stock is registered jointly in the names of two or more persons, ALL should sign.
                                                When signing as Attorney, Executor, Administrator, Trustee,
                                                Guardian, or as Corporate Officer on behalf of a corporation, please give full title as such.

                                         --------------------------------------------------------------------

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                                                Signature(s)                                 Date



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               Please detach proxy at perforation before mailing.
 IF YOU ARE VOTING BY TELEPHONE OR THE iNTERNET, PLEASE DO NOT MAIL YOUR PROXY.

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   VOTE BY TELEPHONE            VOTE BY INTERNET              VOTE BY MAIL
Call TOLL-FREE using a       Access the WEBSITE and     Return your proxy in the
   Touch-Tone phone              cast your vote          POSTAGE-PAID envelope
                                                                 provided.
        1-800-                    http://www.

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                      VOTE 24 HOURS A DAY, 7 DAYS A WEEK!

 Your telephone or internet vote must be received by 5:00 p.m. eastern daylight
               time on         to be counted in the final tabulation.


YOUR CONTROL NUMBER IS   [                              ]



VOTE BY TELEPHONE
Have your proxy card available when you call the Toll-Free number 1-800-using a Touch-Tone phone. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET
Have your proxy card available when you access the website http://www.      .
You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to:

TO CHANGE YOUR VOTE
Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent internet vote will change your vote. The
last vote received before 5:00 p.m. eastern daylight time,           will be the
one counted. You may also revoke your proxy by voting in person at the annual meeting.



                                                            [DTE ENERGY LOGO]